Exhibit 8.1

SUBSIDIARIES OF THE REGISTRANT

The following are the subsidiaries of Hudson Ltd.

Jurisdiction of Organization
Airport Management Services, LLC	Maryland
AMS - TE Atlantic City JV	New Jersey
AMS Canada, Vancouver Int. Airport	Vancouver, Canada
AMS NIA Richmond JV	Virginia
AMS of South Florida, LLC	Florida
AMS SJC JV	California
AMS-AJA Jackson JV	Mississippi
AMS-BW Newark JV	New Jersey
AMS-Olympic Nashville JV	Tennessee
AMS-Shaw Myrtle Beach JV	South Carolina
AMS-TEI Miami JV	Florida
AMS-Watson Mobile JV	Alabama
Atlanta WDFG LTL ATL JV LLC	Georgia
Atlanta WDFG TAC ATL Retail LLC	Georgia
Dallas Love Field WDFG-Love Field Partners II LLC	Texas
Denver Duty Free JV	Colorado
Detroit WDFG Detroit & Partners LLC	Michigan
Dufry Americas Holding Inc.	Delaware
Dufry Houston Duty Free Partnership	Texas
Dufry MSP Retailers JV	Minnesota
Dufry Newark, Inc	New Jersey
Dufry O'Hare T5 JV	Illinois
Dufry Phoenix Retailers JV	Arizona
Dufry Seattle JV	Washington
HD-Regali DFW JV	Texas
HG Burbank JV	California
HG Burlington JV	Vermont
HG Denver JV	Colorado
HG DFW Retailers JV	Texas
HG DFW Retailers P7 JV	Texas
HG Grand Rapid Retailers JV	Michigan

HG LAX T3 Retailers JV	California
HG LGA Retailers JV	New York
HG Logan Retailers JV	Massachusetts
HG Manchester JV	Massachusetts
HG Midway JV	Illinois
HG Multiplex DFW JV	Texas
HG ONT Retailers JV	California
HG PHL Retailers JV	Pennsylvania
HG Phoenix Retailers JV	Arizona
HG PHX T3 Retailers 2017 JV	Arizona
HG SFO Retailers JV	California
HG St Louis JV	Missouri
HG ST Louis JV II	Missouri
HG Tampa JV	Florida
HG Tucson Retailers JV	Arizona
HG Tulsa Retailers JV	Oklahoma
HG-BW Charleston JV	South Carolina
HG-Emmitt DFW P7, LLC	Texas
HG-KCGI-TEI JFK T8 JV	New York
HG-LAX T6 JV	California
HG-Magic-Concourse TBIT JV	California
HG-Multiplex-Regali Dallas JV	Texas
HG-National. JV	Virginia
HG-Orlando AS1 JV	Florida
Houston WDFG Branch McGowen HOU, LLC	Texas
Hudson Birmingham JV	Alabama
Hudson BW GSP JV	South Carolina
Hudson Cleveland JV	Ohio
Hudson Group (HG) Retail LLC	New York
Hudson Group (HG), Inc.	Delaware
Hudson Group Canada, Inc	Vancouver, Canada
Hudson JME Newark C JV	New Jersey
Hudson Keelee JFK 7 JV	New York
Hudson Las Vegas JV	Nevada
Hudson Newburn AS2 JV	Florida
Hudson News O'Hare JV	Illinois
Hudson NIA JFK TI JV	New York
Hudson NIA Norfolk JV	Virginia
Hudson NIA Rochester JV	New York

Hudson O'Hare T5 JV	Illinois
Hudson Retail-NEU News-LaGuardia JV	New York
Hudson Sanford JV	Florida
Hudson-CV-Epicure-Martinez JV	California
Hudson-Garza Albuquerque JV	New Mexico
Hudson-Magic Johnson Ent. CV LLC	California
Hudson-Northwind Anchorage JV	Alaska
Hudson-Retail Dallas JV	Texas
JFK Air Ventures II	New York
Jimmy Stewart LLC	New York
John Wayne NG-AC JV	California
LAX Retail Magic 2 JV	California
LAX Retail Magic 3-4 JV	California
LAX WDFG CA LLC	California
Little Rock World Duty Free Group Adevco Joint Venture	Arkansas
Miami Airport Retail Partners Joint-Venture	Florida
Minneapolis - WDFG/ELN MSP Terminal 2 Retail - LLC	Minnesota
RDU Air Venture II JV	North Carolina
San Antonio WDFG - Houston 8 San Antonio JV	Texas
Seattle Air Ventures	Washington
The Nuance Group (Las Vegas) LLC	Nevada
TNG (Canada) Inc.	Toronto, Canada
WDFG JV Holdings LLC	Delaware
WDFG North America LLC	California
WDFG Partners Duty Free LLC (Detroit)	Michigan
WDFG Portland Retailers JV	Oregon
WDFG US Inc	Delaware
WDFG Vancouver LP	Vancouver, Canada
WDFG-Aranza/Howell D2-14, LLC	Texas
WDFG-Houston 8 2014, LLC	Texas
WDFG-Transglobal TPA JV	Florida

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